UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 15, 2018
Date of Report (Date of earliest event reported)
Overseas Shipholding Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-06479	13-2637623
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Harbor Place 302 Knights Run Avenue, Suite 1200 Tampa, Florida 33602
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (813) 209-0600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2018 (the “Effective Date”), Overseas Shipholding Group, Inc. (“OSG”) entered into a new employment agreement with Samuel H. Norton (the “Employment Agreement”), OSG’s principal executive officer, which is effective December 15, 2018 and will continue until Mr. Norton’s separation from service from OSG, which will occur on the earliest of Mr. Norton’s death, disability, termination (whether or not for cause), or voluntary resignation (whether or not for good reason). The Employment Agreement supersedes and replaces the prior employment agreement entered into between OSG and Mr. Norton.

Under the Employment Agreement, Mr. Norton will continue to serve as OSG’s Chief Executive Officer, earning an annual salary at the current rate of $395,000 for the remainder of 2018, which will increase effective January 1, 2019 to $425,000 per year. Beginning in 2020, Mr. Norton’s annual salary will be subject to annual review and possible increase (but not decrease) by OSG’s Human Resources and Compensation Committee (the “Committee”). The Employment Agreement requires that OSG annually nominate Mr. Norton for election to OSG’s board of directors. The Employment Agreement also provides for equity compensation, bonus opportunities and other benefits, as discussed below.

Mr. Norton is eligible for a performance-based bonus for the 2018 fiscal year with a target value of $1,250,000, based on the relative achievement of individual and company performance objectives which were established by the Committee at the beginning of the 2018 fiscal year (the “2018 Bonus”). The 2018 Bonus, if earned, will be payable 50% in fully vested non-qualified stock options with an exercise price based on the Black-Scholes present value determined using by the volume weighted average price (“VWAP”) for the 20 trading days preceding the date of grant. The other 50% of the 2018 Bonus, if earned, will be payable in fully vested shares of OSG’s Class A Common Stock based on the VWAP for the 20 trading days preceding the date of grant. Mr. Norton will retain, continue to vest in, and continue to hold equity awards granted to him prior to the date of the Employment Agreement (the “Legacy Awards”). Mr. Norton has agreed to hold all shares of OSG’s Class A Common Stock received pursuant to the Legacy Awards, including any shares acquired under the 2018 Bonus, at least until the earliest to occur of (x) a Change in Control (as defined in OSG’s Management Incentive Compensation Plan, dated as of September 23, 2014, which has been amended and restated to reflect, among other things, the equitable adjustment of share amounts and limitations arising from OSG’s 2016 spin-off of its international operations); (y) the Date of Separation from Service (as defined in the Employment Agreement), solely in the event of a termination of his employment by OSG without Cause or by him for Good Reason (as such terms are defined in the Employment Agreement); and (z) the third (3rd) anniversary of the acquisition of any such shares; provided that, Mr. Norton shall be permitted to elect to use net settlement to satisfy any exercise price or taxes due thereon.

For 2019, Mr. Norton will receive a long-term equity incentive opportunity with a grant date value equal to 150% of his base salary, with the form of grant and vesting criteria to be determined by the Committee upon approval of the grant. The number of shares subject to the grant will be determined by dividing the grant date value by the VWAP for the 20 trading days preceding the date of grant.

For 2020 and subsequent years, Mr. Norton will be eligible to receive an annual bonus targeted at 100% of his annual base salary, with threshold and maximum bonus opportunities to be determined by the Committee annually based on performance measures and goals set by the Committee at the beginning of each year. Mr. Norton will also receive a long-term equity incentive opportunity with a grant date value targeted at 250% of his base salary, with the form of grant and vesting criteria to be determined by the Committee upon approval of the grant. The number of shares awarded for 2020 will be determined by dividing the grant date value by the VWAP for the 20 trading days preceding the date of grant. After 2020, the methodology to determine the number of shares awarded will be in the Committee’s discretion.

Mr. Norton will continue to participate in OSG’s Special Bonus Pool, which was previously approved by the Committee. The Special Bonus Pool is a part of OSG’s executive officer compensation program aimed at rewarding key employees for achieving challenging material reductions in shore-based general and administrative expenses. Mr. Norton, as Chief Executive Officer, is entitled to 35% of the Special Bonus pool if he remains employed through December 31, 2018, with 50% of any such amount payable in the first quarter of 2019 and the remaining 50% payable in the first quarter of 2020 if he remains employed through December 31, 2019.

The Employment Agreement provides for different severance benefits under various scenarios. In the event of Mr. Norton’s termination without Cause or resignation with Good Reason (as such terms are defined in the Employment Agreement), he will be entitled to payment of all accrued benefits, salary continuation for a period of 12 months, an annual bonus based on applicable performance goals, a pro rated Special Bonus Pool payout at the end of the performance period, accelerated vesting of outstanding and unvested time-based equity awards, and pro rated vesting of performance-based equity awards based on the respective performance goals and vesting schedule. In the event of Mr. Norton’s termination without Cause or resignation with Good Reason within 24 months following a Change in Control (as defined in the Employment Agreement), he will be entitled to the payment of all accrued benefits, salary continuation for a period of 12 months, the target amount of the annual bonus for the year of termination based on applicable performance goals, the target amount of the Special Bonus Pool, accelerated vesting of outstanding and unvested time-based equity awards, and accelerated pro rated vesting of performance-based equity awards based on deemed attainment of the maximum performance level. In the event of Mr. Norton’s termination for Cause or voluntary resignation without Good Reason, he will be entitled to the payment of accrued benefits and retention of vested equity, and any unvested equity awards (whether time-based or performance-based) would be forfeited. In the event of Mr. Norton’s termination due to death or permanent disability, he will be entitled to the payment of accrued benefits and retention of vested equity, accelerated vesting of outstanding and unvested time-based equity awards, and any unvested performance-based equity awards would be canceled. Additionally, the Committee has discretion to cancel any unvested awards issued to Mr. Norton prior to the Effective Date if OSG experiences certain safety- or containment-related incidents resulting from gross negligence, willful misconduct, a violation of federal regulations or failure to report an incident.

The Employment Agreement also provides that, for the 12 months following termination of employment, Mr. Norton will be subject to non-competition and non-solicitation covenants, as well as customary confidentiality and non-disparagement obligations. Notwithstanding the foregoing, Mr. Norton’s non-competition obligation would terminate upon a Change in Control of OSG or upon a sale of substantially all of the assets of OSG.

In connection with the execution of the Employment Agreement, OSG also granted Mr. Norton 357,995 shares of restricted stock with a grant date value of $750,000 (the “Restructuring Grant”). The number of shares granted was determined by dividing the grant date value by the VWAP for the 20 trading days preceding the date of grant. These shares vested upon execution of the Employment Agreement, but a portion of the shares were withheld for the purpose of paying applicable withholding taxes. Under the terms of the Restructuring Grant, these shares will be subject to certain restrictions on transfer upon Mr. Norton’s resignation for Good Reason, retirement or termination without Cause, including that Mr. Norton must hold such shares until the earlier to occur of the third (3rd) anniversary of the grant or the six (6) month anniversary following separation. Further, the Restructuring Grant is subject to clawback by OSG in the event Mr. Norton is terminated for Cause.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated as of December 15, 2018 between OSG and Samuel H. Norton.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: December 18, 2018	By: /s/ Susan Allan
Susan Allan
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated as of December 15, 2018 between OSG and Samuel H. Norton.